Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of SolarWinds Corporation of our report dated June 1, 2018 relating to the financial statements and financial statement schedule of SolarWinds North America, Inc. (Predecessor, formerly SolarWinds, Inc.), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
September 21, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of SolarWinds Corporation of our report dated June 1, 2018 relating to the financial statements and financial statement schedule of SolarWinds Corporation (Successor, formerly SolarWinds Parent, Inc.), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
September 21, 2018